SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2011

HDS INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53949	26-3988293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

345 S. End Avenue #7P New York, NY 10280
(Address of principal executive offices)

(212) 786-1290
(Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 5th Avenue, Suite 400

San Diego, CA 92103

Telephone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HDS International Corp.

Form 8-K

Current Report

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Serik Promissory Note

On August 10, 2011, HDS International Corp., a Nevada Corporation (the "Company"), executed an Unsecured Promissory Note (the "Serik Note") to Serik Enterprises, Inc. (“Serik"). Under the terms of the Serik Note, the Company has borrowed a total of one hundred eighty five thousand dollars ($185,000) from Serik, which accrues interest at an annual rate of ten percent (10%), and is due and payable on demand within ten (10) days notice from Serik. The Serik Note also contains customary events of default.

The foregoing summary description of the terms of the Serik Note may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of said Serik Note, reference is made to the Serik Note, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Settlement Agreements

Vail Settlement

On August 11, 2011, the Company entered into a Settlement Agreement and General Mutual Release (the “Vail Settlement Agreement”) with Vail International, Ltd. (“Vail”). Pursuant to the terms of the Vail Settlement Agreement, the Company paid thirty nine thousand one hundred eighty seven dollars ($39,187) to Vail for the cancellation of that certain Promissory Note (the “Vail Note”) issued by the Company in favor of Vail to evidence funds previously loaned by Vail. The Vail Note had a principal amount of thirty four thousand six hundred dollars ($34,600) and accrued simple interest at a rate of ten percent (10%) per annum; therefore, at the time of the Vail Settlement Agreement, the Company owed Vail thirty nine thousand one hundred eighty seven dollars and eight cents ($39,187.08).

The foregoing summary description of the terms of the Vail Settlement Agreement may not contain all information that is of interest. For further information regarding the terms and conditions of the Vail Settlement Agreement, reference is made to such agreement, which is filed as Exhibit 10.2, hereto, and is incorporated by reference.

Newton Settlement

On August 11, 2011, the Company entered into a Settlement Agreement and General Mutual Release (the “Newton Settlement Agreement”) with Newton Management Ltd. (“Newton”). Pursuant to the terms of the Newton Settlement Agreement, the Company paid one hundred fourteen thousand one hundred seventy seven dollars ($114,177) to Newton for the cancellation of that certain Promissory Note (the “Newton Note”) issued by the Company in favor of Newton to evidence funds previously loaned by Newton. The Newton Note had a principal amount of one hundred five thousand dollars ($105,000) and accrued simple interest at a rate of ten percent (10%) per annum; therefore, at the time of the Newton Settlement Agreement, the Company owed Newton one hundred fourteen thousand one hundred seventy seven dollars and seventy two cents ($114,177.72).

The foregoing summary description of the terms of the Newton Settlement Agreement may not contain all information that is of interest. For further information regarding the terms and conditions of the Newton Settlement Agreement, reference is made to such agreement, which is filed as Exhibit 10.3, hereto, and is incorporated by reference.

Simon Settlement

On August 11, 2011, the Company entered into a Settlement Agreement and General Mutual Release (the “Simon Settlement Agreement”) with Mark Simon (“Simon”). Pursuant to the terms of the Simon Settlement Agreement, the Corporation paid $10,000 in full satisfaction of a debt owed to Simon in the aggregate amount of $25,965 for funds lent to the Company.

The foregoing summary description of the terms of the Simon Settlement Agreement may not contain all information that is of interest. For further information regarding the terms and conditions of the Simon Settlement Agreement, reference is made to such agreement, which is filed as Exhibit 10.4, hereto, and is incorporated by reference.

CH Settlement

On August 11, 2011, the Company entered into a Settlement Agreement and General Mutual Release (the “CH Settlement Agreement”) with Carrillo Huettel, LLP (“CH”). Pursuant to the terms of the CH Settlement Agreement, the Company paid $15,000 in full satisfaction of a debt owed to CH in the aggregate amount of $40,000 for services rendered to the Company.

The foregoing summary description of the terms of the CH Settlement Agreement may not contain all information that is of interest. For further information regarding the terms and conditions of the CH Settlement Agreement, reference is made to such agreement, which is filed as Exhibit 10.5, hereto, and is incorporated by reference.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION.

The information set forth above in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Serik Note is incorporated herein by this reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Promissory Note to Serik Enterprises, Inc. dated August 10, 2011
10.2	Settlement Agreement with Vail executed on August 11, 2011.
10.3	Settlement Agreement with Newton executed on August 11, 2011.
10.4	Settlement Agreement with Simon executed on August 11, 2011.
10.5	Settlement Agreement with CH executed on August 11, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 12, 2011

HDS International Corp.

By:  /s/ Mark Simon

Name: Mark Simon

Title:   CEO and President